Exhibit 3.71

[NEVADA STATE SEAL]	DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684-5708
Website: secretaryofstate.biz

Articles of Organization Limited Liability Company PURSUANT TO NRS86

IMPORTANT: Read instructions before completing form.

1.	Name of Limited Liability Company	Clearwire Spectrum Holdings LLC

2.	Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	CSC Services of Nevada, Inc.
Name
		502 East John Street	Carson City	NEVADA	89706
		Physical Street Address	City	State	Zip Code

Additional Mailing Address

3.	Dissolution Date: (Optional-see instructions)	Latest date upon which the company is to dissolve (if existence is not perpetual):____________________________

4.	Management (check one)	Company shall be managed by Managers or √ Members

5.	Names Addresses, of Manager(s) or Members: (attach additional pages as necessary)	Clearwire Corporation
Name
		5808 Lake Washington Blvd NE, Suite 300,	Kirkland	WA	98033
		Address	City	State	Zip Code

Name

		Address	City	State	Zip Code

Name

		Address	City	State	Zip Code

6.	Names Addresses and Signatures of Organizers: (if more than one organizer, please attach additional page)	Julie Weston		/s/ Julie Weston
		Name		Signature

		c/o DWTR&J Corp, 1501 Fourth Ave., Ste. 2600,	Seattle	WA	98101
		Address	City	State	Zip Code

7.	Certificate of Acceptance of Appointment of Resident Agent	I hereby accept appointment as Resident Agent for the above named limited-liability company.
		By: /s/ CSC Services of Nevada		8/8/2005
		Authorized Signature of RA On Behalf of R.S. Company		Date